                                                                  Exhibit (h)(7)

                                                                  EXECUTION COPY

                              OMNIBUS FEE AGREEMENT

      THIS AGREEMENT is effective as of this 1st day of April, 2003, by and between BISYS FUND SERVICES OHIO, INC. ("BISYS Ohio"), an Ohio corporation, BISYS FUND SERVICES (CAYMAN) LIMITED ("BISYS Cayman") and each entity that has executed this Agreement, as listed on the signature page hereto (each, the "Company"), each of which has a registered or principal office as set forth below its signature.

      WHEREAS, each "Cayman Company" (as noted on the signature page hereto) is an exempted company with limited liability under the laws of the Cayman Islands registered as a mutual fund under the Mutual Funds Law of the Cayman Islands, and has a single investment portfolio;

      WHEREAS, each "U.S. Company" (as noted on the signature page hereto) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and has one or more investment portfolios;

      WHEREAS, each Cayman Company and BISYS Cayman has entered into a Master Administration Agreement, effective as of April 1, 2003, pursuant to which BISYS Cayman provides certain administrative, fund accounting and transfer agency services to such Company; and

      WHEREAS, each U.S. Company and BISYS Ohio has entered into a Master Services Agreement, effective as of April 1, 2003 pursuant to which BISYS Ohio provides certain administrative, fund accounting and transfer agency services for the investment portfolios of such Company;

      WHEREAS, the parties desire to set forth the compensation payable by each Company under the foregoing agreements in a separate written document.

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

      1. Definitions. The Master Administration Agreement and Master Services Agreement shall be referred to collectively as the "Service Agreements." Each investment portfolio, whether of a Cayman Company or a U.S. Company shall be referred to herein as a "Fund" and collectively as the "Funds"

      2. Fees.

      (a) Administration and Fund Accounting. Each Company shall pay to BISYS Fund Services Limited Partnership ("BISYS LP") on the first business day of each month, or at such time(s) as BISYS LP shall request, fees for the administration and fund accounting services provided under the Services Agreements as follows:

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                                                                  EXECUTION COPY

Administrative

Each Company shall pay an asset-based fee on its net assets computed daily at the annual rates set forth in with the table below. Net assets shall be aggregated across all Companies to determine a total fee for all Companies, and each Company shall be charged its pro rata share of such fee based on the ratio of its net assets to the aggregate net assets of all Companies. Assets in any Fund (a "Feeder Fund") that invests in another Fund (a "Master Fund") shall be counted (and a fee charged thereon) in either the Feeder Fund or the Master Fund, but not both, provided that fees on such assets may be apportioned between the Feeder Fund and the Master Fund. For purposes of determining the fees payable for Administrative services, the value of each Company's net assets shall be computed in the manner described in such Company's governing documents (e.g., Memorandum and Articles of Association, Declaration of Trust, etc.) or in its offering documents (e.g., Prospectus or Statement of Additional Information, Offering Memorandum, etc.) as from time to time in effect for the computation of the value of such net assets in connection with the purchase and redemption of shares.

Base Fee:

On incremental net assets of:  Basis points
$0 - $8 billion                    7.5
>$8 - $9.25 billion                7.0
>$9.25 - $12 billion               5.0
>$12 billion                       3.0

Legal Services Fee:          $100,000

Fund Accounting

Each Company shall pay an annual fee with respect to its Funds as follows:

Per Fund:

          Master/Feeder structure
               HSBC Investor International    $ 50,000
               Equity Portfolio
               All other Master Funds         $ 40,000
               Feeder Fund                    $  9,000
          HSBC Investor Equity Fund           $ 55,000
          All other Non-Master/Feeder         $ 35,000
          structure Funds

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Per additional fund class    $5,000

      (b) Transfer Agency. Each Company, other than HSBC Investor Portfolios, shall pay to BISYS Ohio on the first business day of each month, or at such time(s) as BISYS Ohio shall request, an annual fee with respect to its Funds for the transfer agency services provided under the Services Agreements during the prior month as follows:

Transfer Agent

Per Fund                           $         22,000
Per additional class of any Fund   $         10,000
Per shareholder in excess of 350   $             12
shareholders in any Fund
AML Services*
    Base Fee                       $ 7,000 per year
    Identity Checks                $0.17 per record
    Early Warning Fraud Software   $   575 per year
    Equifax                        $   5 per search

* AML Services Fees are for all Funds. Annual fees will be charged to each Company on a pro rata basis, based on the number of Company Funds.

      (c) If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, BISYS's compensation for that part of the month for which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

      3. Expenses.

      (a) In addition to the fees set forth above, each Company agrees to reimburse BISYS for BISYS's reasonable out-of-pocket expenses in providing services hereunder on behalf of such Company, including without limitation, the following:

      (i) All freight and other delivery and bonding charges incurred by BISYS Ohio or BISYS Cayman in delivering materials to and from the Company and in delivering all materials to shareholders;

      (ii) Costs for postage, couriers, stock computer paper, computer disks, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material (including the costs of preparing and printing all printed materials) which shall be required for the performance of the services to be provided hereunder;

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                                                                  EXECUTION COPY

      (iii) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by BISYS Ohio or BISYS Cayman in communication with the Company, the Company's investment adviser or custodian, dealers, shareholders or others as required to perform the services to be provided hereunder;

      (iv)     Charges for the pricing information obtained from third party vendors for use in pricing the securities of each Fund's portfolio, which shall not exceed the amounts that would be incurred if the Fund were to obtain the information directly from the relevant vendor or vendors;

      (v)      Sales taxes paid on behalf of the Company;

      (vi) The cost of microfilm or microfiche or other electronic retention of records or other materials;

      (vii)    Check processing fees;

      (viii)   Records retention / storage fees;

      (ix)     Fulfillment;

      (x)      IRA custody and other related fees;

      (xi)     NSCC and related costs;

      (xii)    Any banking charges associated with the applicable Funds;

      (xiii)   All corporate action services;

      (xiv)    Costs of board book production;

      (xv)     Costs of all other shareholder correspondence;

      (xvi)    Post office boxes;

      (xvii) Any expenses BISYS Ohio or BISYS Cayman shall incur at the written direction of an officer of the Company; and

      (xviii) Any additional expenses reasonably incurred by BISYS Ohio or BISYS Cayman in the performance of its duties and obligations under this Agreement.

      (b) In addition, BISYS shall be entitled to receive the following fees:

      (i) A fee for managing and overseeing the report, print and mail functions performed by BISYS's third-party vendors, not to exceed $.04 per page for statements and $.03 per page for confirmations; fees for programming

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                                                                  EXECUTION COPY

            in connection with creating or changing the forms of statements, billed at the rate of $150 per hour;

      (ii) System development, programming, testing, and review fees, billed at the rate of $150 per hour, as approved by the Company, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services agreed between the parties;

      (iii) Fees for custom programming and development of custom interfaces, billed at a mutually agreed upon rate;

      (iv)  Ad hoc reporting fees, billed at a mutually agreed upon rate;

      (v) Interactive Voice Response System fees, charged according to BISYS's standard rate schedule, and applicable to the level of service (e.g., basic, transaction, premium) selected;

      (vi) Expenses associated with the tracking of "as-of trades, billed at the rate of $50 per hour, as approved by the Company; and

      (vii) Expenses associated with BISYS's anti-fraud procedures and the performance of delegated services under the written anti-money laundering program adopted by the Company.

                                   * * * * *

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                                                                  EXECUTION COPY

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first written above.

CAYMAN COMPANIES:

Signed by the authorized representative of         Signed by the authorized representative of
HSBC INVESTOR INTERNATIONAL EQUITY                 HSBC INVESTOR FIXED INCOME FUND,
FUND, LTD.                                         LTD.

By: /s/ RICHARD A. FABIETTI                        By: /s/ RICHARD A. FABIETTI
    -----------------------------                      ------------------------------
Name:  RICHARD A. FABIETTI                         Name:  RICHARD A. FABIETTI
Title: PRESIDENT                                   Title: PRESIDENT

Signed by the authorized representative of         Signed by the authorized representative of
HSBC INVESTOR SMALL CAP EQUITY                     HSBC INVESTOR LIMITED MATURITY
FUND, LTD.                                         FUND, LTD.

By: /s/ RICHARD A. FABIETTI                        By: /s/ RICHARD A. FABIETTI
    -----------------------------                      ------------------------------
Name:  RICHARD A. FABIETTI                         Name:  RICHARD A. FABIETTI
Title: PRESIDENT                                   Title: PRESIDENT

Signed by the authorized representative of         Signed by the authorized representative of
HSBC LARGE CAP GROWTH EQUITY FUND,LTD.             HSBC INVESTOR LARGE CAP VALUE EQUITY
                                                   FUND, LTD.

By: /s/ RICHARD A. FABIETTI                        By: /s/ RICHARD A. FABIETTI
    -----------------------------                      ------------------------------
Name:  RICHARD A. FABIETTI                         Name:  RICHARD A. FABIETTI
Title: PRESIDENT                                   Title: PRESIDENT

Signed by the authorized representative of HSBC INTERNATIONAL FIXED INCOME
FUND, LTD.

By: /s/ RICHARD A. FABIETTI
    -----------------------------
Name:  RICHARD A. FABIETTI
Title: PRESIDENT

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

                                                                  EXECUTION COPY

U.S. COMPANIES:

HSBC INVESTOR PORTFOLIOS

By: /s/ RICHARD A. FABIETTI
    -----------------------------
Name:  RICHARD A. FABIETTI
Title: PRESIDENT

HSBC ADVISOR FUNDS TRUST                     HSBC INVESTOR FUNDS TRUST

By: /s/ RICHARD A. FABIETTI                  By: /s/ RICHARD A. FABIETTI
    -----------------------------                ------------------------------
Name:  RICHARD A. FABIETTI                   Name:  RICHARD A. FABIETTI
Title: PRESIDENT                             Title: PRESIDENT

BISYS COMPANIES:

BISYS FUND SERVICES (CAYMAN) LTD:            BISYS FUND SERVICES OHIO, INC.

By: /s/ CATHERINE BRADY                      By: /s/ FRED NADDAFF
    -----------------------------                ----------------------------
Name:  CATHERINE BRADY                       Name:  FRED NADDAFF
Title: DIRECTOR                              Title: PRESIDENT

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